UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 29, 2009

Asbury Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31262	01-0609375
(Commission File Number)	(IRS Employer Identification No.)

2905 Premiere Parkway NW, Suite 300 Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

(770) 418-8200

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of the Asbury Automotive Group, Inc. 2002 Equity Incentive Plan

On March 25, 2009, the Board of Directors (the “Board”) of Asbury Automotive Group, Inc. (the “Company”) approved, subject to stockholder approval, the amendment and restatement of the Company’s 2002 Equity Incentive Plan (as amended and restated, the “2002 Equity Incentive Plan”) to, among other things, increase the aggregate number of shares available under the 2002 Equity Incentive Plan by 2,575,000 shares, and expand the performance goals applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). On April 29, 2009, the Company’s stockholders approved the adoption of the 2002 Equity Incentive Plan at the Company’s annual meeting of stockholders.

The 2002 Equity Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares, restricted share units, dividend equivalents, other equity-based or equity-related awards (including deferred share units and performance share units), and/or performance compensation awards with respect to 2,575,000 shares of the Company’s common stock plus any shares that remained available for delivery under the 2002 Equity Incentive Plan immediately prior to the effective date of shareholder approval of the amendment and restatement of the 2002 Equity Incentive Plan, subject to adjustment in accordance with the 2002 Equity Incentive Plan. The 2002 Equity Incentive Plan will be administered by the Compensation Committee of the Board (the “Committee”).

Any director, officer or other key employee of the Company or any of its subsidiaries (including any prospective officer or key employee) is eligible to be designated to participate in the 2002 Equity Incentive Plan. A maximum of 1,500,000 shares with respect to options, stock appreciation rights or any other award that is not a “Full Value Award” (as defined in the 2002 Equity Incentive Plan) may be granted to any participant during a rolling 36-month period (measured from the date of any grant), and a maximum of 750,000 shares with respect to Full Value Awards may be granted to any participant during a rolling 36-month period (measured from the date of any grant). Furthermore, a maximum of 1,500,000 shares (or, if paid in cash, the equivalent cash value of 1,500,000 shares on the last day of the applicable performance period) with respect to performance compensation awards may be granted to any participant during a rolling 36-month period (measured from the date of any grant). Shares deliverable under the 2002 Equity Incentive Plan may consist of authorized and unissued shares or treasury shares.

Unless earlier terminated by the Board, the 2002 Equity Incentive Plan will terminate on March 9, 2012.

The foregoing summary of the 2002 Equity Incentive Plan is qualified in its entirety by reference to the text of the 2002 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment and Restatement of the Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan

On March 25, 2009, the Committee approved, subject to stockholder approval, the amendment and restatement of the Company’s Key Executive Incentive Compensation Plan (as amended and restated, the “Incentive Compensation Plan”) to, among other things, permit the deductibility under the Code of cash bonuses awarded to certain executive officers of the Company and expand the list of performance criteria upon which performance goals may be based. On April 29, 2009, the Company’s stockholders approved the adoption of the Incentive Compensation Plan at the Company’s annual meeting of stockholders.

Under the Incentive Compensation Plan, the Committee will be authorized to make incentive compensation awards, subject to a maximum annual award limitation, to executive officers of the Company based on the performance of the Company, its subsidiaries, affiliates, divisions or operating units, or any combination of the foregoing. The Committee has sole responsibility for selecting eligible employees and participants, establishing performance goals, setting performance periods, setting target/maximum award amounts, certifying whether performance goals have been attained and determining actual award amounts. However, the Board must approve all awards to the Chief Executive Officer that are recommended by the Committee.

Any individual who is on the Company’s active payroll and its subsidiaries and affiliates during the applicable performance period and who is determined by the Committee to be an executive officer of the Company and its subsidiaries and affiliates is eligible to participate in the Incentive Compensation Plan. To be eligible to receive an award, the participant must generally be employed on the date the Company makes payments with respect to awards for the applicable performance period. The Committee may in its discretion, however, make payment of an award to any participant who has retired or whose employment has terminated after the beginning of the performance period, or to the designee or estate of a participant who died prior to the date on which the Company makes payments with respect to awards for the applicable performance period, but not unless and until the Committee has certified attainment of the relevant performance goals for the applicable performance period. Awards payable to any individual participant under the Incentive Compensation Plan to any fiscal year may not exceed $5,000,000.

The performance goal(s) that may be selected by the Committee may be based upon one or more of the following criteria: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on stockholders’ equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) objective measures of customer satisfaction, (17) objective measures of objective measures of employee satisfaction, (18) expense levels and expense ratios, (19) gross margin and gross margin ratios, (20) employee turnover, (21) implementation of systems, (22) completion of projects, (23) level or amount of divestitures, (24) goals related to capitalization or restructuring of the balance sheet, and (25) goals related to management or expense restructuring. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable performance period in order to determine whether the applicable performance goal(s) have been attained.

The Committee is authorized at any time during the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such time would not cause the awards to fail to qualify as “qualified performance based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable performance period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

Following the completion of the applicable performance period, the Committee will meet to review and certify in writing whether, and to what extent, the performance goal(s) for the performance period have been achieved. If the applicable performance goal(s) have been achieved, the Committee will then determine the actual size of each participant’s award for the performance period. In determining the actual size of an individual award for a performance period, the Committee may, in its sole judgment, reduce or eliminate the maximum award payable to the participant for the performance period.

Awards will be paid in cash to participants as soon as administratively possible following completion of the Committee’s certification of the attainment of the performance goals, unless the Committee determines that any award or any portion thereof will be deferred. In no event may a participant receive any payment (1) in respect of an award unless and until, and only to the extent that, the performance goal(s) for the applicable performance period are achieved and certified by the Committee and (2) of any award in excess of the annual limitation set forth under the plan.

The Incentive Compensation Plan will continue in effect until terminated by the Board of Directors.

The foregoing summary of the Incentive Compensation Plan is qualified in its entirety by reference to the text of the Incentive Compensation Plan, a copy of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Reduction of Annual Retainers for Non-Management Directors

At a meeting of the Board on April 29, 2009, the Committee recommended, and the Board approved, the following changes to the compensation arrangements for non-management directors for 2009, effective upon the next quarterly payment of annual retainer fees in June 2009: (i) the annual retainer for each non-executive director, with the exception of Michael Durham, was voluntarily reduced by ten percent from $35,000 to $31,500 and (ii) Mr. Durham’s annual retainer, as the Non-Executive Chairman of the Board, was voluntarily reduced by approximately twenty-five percent from $175,000 to $131,500. As previously reported, Mr. Durham voluntarily agreed to reduce his annual retainer from $225,000 to $175,000 in October 2008. These reductions to Mr. Durham’s annual retainer since October 2008 represent a combined decrease of approximately forty-two percent.

Compensation Arrangements with Michael Kearney

As previously reported, on March 12, 2009, the Board appointed Michael S. Kearney to serve as the Company’s Senior Vice President and Chief Operating Officer. Prior to this appointment, Mr. Kearney served as the President and Chief Executive Officer of the Company’s Eastern Region, which included Nalley Automotive Group in Georgia, Crown Automotive Company in North Carolina, South Carolina, Virginia and New Jersey, and Coggin Automotive Group and Courtesy Auto Group in Florida.

In connection with Mr. Kearney’s promotion, the Company executed a letter agreement with Mr. Kearney dated April 29, 2009, pursuant to which he will receive a base salary of $600,000 per year. In addition, through participation in the Company’s annual cash bonus program, Mr. Kearney will be eligible for a target annual bonus of $360,000, representing 60% of his base salary based on the achievement of certain Company objectives established by the Committee during the first quarter of the fiscal year.

In addition, in connection with his promotion, Mr. Kearney received a grant of stock options on April 29, 2009 for 50,000 shares of the Company’s common stock with an exercise price equal to $9.09, which was the fair market value of the Company’s shares on April 29, 2009. The options were granted pursuant to the terms of the Company’s 2002 Equity Incentive Plan and will vest in three equal amounts on the completion of service through the first, second and third anniversaries of the grant date. The options will be subject to acceleration upon a change in control of the Company.

Mr. Kearney is also entitled to certain perquisites, including an automobile allowance of $800 per month, the use of one demonstrator automobile, and other benefits generally available to the Company’s executives or all of its employees.

Pursuant to the terms of a severance agreement executed by Mr. Kearney as of April 29, 2009, in the event his employment is terminated by the Company without cause or by Mr. Kearney for good reason, Mr. Kearney will be entitled to receive severance payments providing for one year of base salary, a pro-rated bonus and benefits continuation for one year. The base salary payments will be made monthly on the Company’s regular payroll dates and the pro-rated bonus will be paid at such time as bonuses are paid under the applicable bonus compensation plan to the Company’s other employees whose employment has not terminated in such year. Mr. Kearney will not be entitled to severance in the event of Mr. Kearney’s transfer from the Company to any of its affiliates or Mr. Kearney’s termination due to death, disability, retirement, voluntary resignation or cause. The foregoing severance is conditioned upon Mr. Kearney’s compliance with confidentiality, non-solicitation and non-competition covenants with the Company and the execution of a general release in favor of the Company.

In addition, Mr. Kearney will enter into the Company’s standard indemnification agreement. The indemnification agreement will be identical in all material respects to the Company’s previously filed Indemnification Agreement for its officers and directors, filed with the Securities and Exchange Commission on March 25, 2003 as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The foregoing summary of Mr. Kearney’s compensation arrangements is qualified in its entirety by reference to the letter agreement between the Company and Mr. Kearney, dated April 29, 2009, attached hereto as Exhibit 10.3, and the severance agreement executed as of April 29, 2009 outlining his severance arrangements, attached hereto as Exhibit 10.4, which exhibits are incorporated herein by reference.

Amendment and Restatement of Certain Severance Agreements

On April 29, 2009, Craig T. Monaghan, the Company’s Senior Vice President and Chief Financial Officer, and Philip R. Johnson, the Company’s Vice President of Human Resources, executed amended and restated severance agreements to provide that the payment of any pro-rated bonuses will be based on actual performance and paid at such time as bonuses are paid under the applicable bonus compensation plan to the Company’s other employees whose employment has not terminated in such year. The prior severance agreements provided that pro-rated bonuses would be based on targeted bonuses and paid in a lump sum within 30 days of the date of Termination (as defined in the applicable severance agreement). The amendments are intended to permit the deductability of performance bonuses under Section 162(m) of the Code.

The foregoing summary of the amended and restated severance agreements is qualified in its entirety by reference to the severance agreements executed as of April 29, 2009 by Messrs. Monaghan and Johnson outlining their respective severance arrangements, attached hereto as Exhibits 10.5 and 10.6, respectively, which exhibits are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously announced, Elizabeth Brannen Chandler has been named Vice President and General Counsel of the Company, effective May 13, 2009. The Company issued a press release on April 29, 2009 announcing the appointment of Ms. Chandler, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2002 Equity Incentive Plan of Asbury Automotive Group, Inc.

10.2	Amended and Restated Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan

10.3	Letter Agreement between Michael S. Kearney and Asbury Automotive Group, Inc., dated April 29, 2009

10.4	Severance Agreement between Michael S. Kearney and Asbury Automotive Group, Inc., dated as of April 29, 2009

10.5	Severance Agreement between Craig T. Monaghan and Asbury Automotive Group, Inc., dated as of April 29, 2009

10.6	Severance Agreement between Philip R. Johnson and Asbury Automotive Group, Inc., dated as of April 29, 2009

99.1	Press Release dated April 29, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: May 4, 2009	By:	/s/ Charles R. Oglesby
	Name:	Charles R. Oglesby
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2002 Equity Incentive Plan of Asbury Automotive Group, Inc.

10.2	Amended and Restated Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan

10.3	Letter Agreement between Michael S. Kearney and Asbury Automotive Group, Inc., dated April 29, 2009

10.4	Severance Agreement between Michael S. Kearney and Asbury Automotive Group, Inc., dated as of April 29, 2009

10.5	Severance Agreement between Craig T. Monaghan and Asbury Automotive Group, Inc., dated as of April 29, 2009

10.6	Severance Agreement between Philip R. Johnson and Asbury Automotive Group, Inc., dated as of April 29, 2009

99.1	Press Release dated April 29, 2009